UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant To Section 14(a) Of The
Securities Exchange Act Of 1934
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The New Home Company Inc.
(Name of the Registrant as Specified in its Charter)
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March 30, 2017
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of The New Home Company Inc. (the “Company”) to be held on May 15, 2017 at 8:30 a.m. local time, at the Renaissance Aliso Viejo Hotel, located at 50 Enterprise, Aliso Viejo, CA 92656.
At the Annual Meeting you will be asked to: (i) re-elect each of H. Lawrence Webb, Paul Heeschen, Cathey S. Lowe and William A. Witte as Class III directors to serve for a three-year term expiring at our 2020 annual meeting of stockholders; (ii) ratify the selection of Ernst & Young LLP as our independent registered public accountants for 2017; and (iii) transact such other business as may properly come before the Annual Meeting. The accompanying Notice of Meeting and proxy statement describe these matters. We urge you to read this information carefully.
Our Board of Directors unanimously believes that the election of its four nominees to serve as our directors and the ratification of our Audit Committee’s selection of independent registered public accountants are in the best interests of the Company and our stockholders, and, accordingly, recommends a vote “FOR” the election of each of H. Lawrence Webb, Paul Heeschen, Cathey S. Lowe and William A. Witte and a vote “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for 2017.
Your vote is important and it is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, or if you are receiving a paper copy of the proxy statement, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting.
Thank you for your continued interest in and support of our Company.

Sincerely,

H. Lawrence Webb
Chief Executive Officer and Chairman of our Board of Directors

85 Enterprise, Suite 450
Aliso Viejo, California 92656

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2017
To our stockholders:
The 2017 Annual Meeting of Stockholders of The New Home Company Inc. (the “Company”) will be held on May 15, 2017 at 8:30 a.m. local time, at the Renaissance Aliso Viejo Hotel, located at 50 Enterprise, Aliso Viejo, CA 92656 (the “Annual Meeting”) for the following purposes:

1.
To re-elect each of H. Lawrence Webb, Paul Heeschen, Cathey S. Lowe and William A. Witte to the Company’s Board of Directors (the or our “Board”) for a three-year term expiring at the 2020 annual meeting of stockholders and until their successors are duly elected and qualified or until earlier resignation or removal. All four individuals so nominated and named in the proxy statement are currently members of the Company’s Board.

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2017.

3.	To transact such other business as may properly come before the Annual Meeting or any continuation, adjournment or postponement thereof.
The proxy statement accompanying this notice describes each of these items of business in more detail.
Our Board has fixed the close of business on March 20, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements of the Annual Meeting and only record holders of common stock at the close of business on that day will be entitled to vote. In order to constitute a quorum for the conduct of business at the Annual Meeting, holders of a majority of all outstanding shares of Common Stock of the Company must be present in person or represented by proxy.
Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of the following methods: (i) by granting your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or voting instruction form previously mailed to you; or (ii) if you are receiving a paper copy of the proxy statement, by signing, dating and returning by mail the proxy card or voting instruction form provided to you or following the voting instructions on the proxy card or voting instruction form, as applicable.

By order of the Board,
/s/ Miek D. Harbur
Miek D. Harbur, Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to be Held on May 15, 2017. The Notice of Annual Meeting, the Proxy Statement, our 2016 Annual Report and a sample proxy card are available at www.proxyvote.com.

THE NEW HOME COMPANY INC.
85 Enterprise, Suite 450
Aliso Viejo, California 92656

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 15, 2017

THE NEW HOME COMPANY INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 15, 2017

INFORMATION CONCERNING VOTING AND SOLICITATION
General
Your proxy is solicited on behalf of the board of directors (our “Board”) of The New Home Company Inc., a Delaware corporation, for use at our 2017 Annual Meeting of Stockholders to be held May 15, 2017 at 8:30 a.m. local time, at the Renaissance Aliso Viejo Hotel, located at 50 Enterprise, Aliso Viejo, CA 92656, or at any continuation, postponement or adjournment thereof (the “Annual Meeting”), for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting.
We have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about March 30, 2017, we intend to make this proxy statement available on the Internet, and on or before April 5, 2017, we intend to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.
Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy materials. This means that only one copy of our proxy materials or the Notice, as applicable, may have been sent to multiple stockholders in the same house. We will promptly deliver a separate Notice and, if requested, a separate proxy statement and annual report, to each stockholder that makes a request using the procedure set forth on the Notice.
On January 30, 2014, The New Home Company LLC (“TNHC LLC”) converted into a Delaware corporation and was renamed The New Home Company Inc., which we refer to as our formation transaction. As used in this proxy statement, unless the context otherwise requires or indicates, references to “the Company,” “our Company,” “we,” “our,” and “us” (1) for periods prior to the completion of our formation transactions, refer to TNHC LLC and its subsidiaries and affiliates, and (2) following the completion of our formation transactions, refer to The New Home Company Inc. and its subsidiaries.
Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to be Held on May 15, 2017.
The Notice of Annual Meeting, this proxy statement, our 2016 Annual Report and a sample proxy card are available at www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
Who Can Vote
You are entitled to vote if you were a stockholder of record of our common stock as of the close of business on March 20, 2017. At the close of business on March 20, 2017, 20,863,399 shares of our common stock were outstanding and entitled to vote. You are entitled to one vote for each share of common stock held on all matters to be voted upon at the Annual Meeting. Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.
Voting of Shares
Any stockholder as of the record date may vote by attending the Annual Meeting and voting in person, or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.”
Record Holders. If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. You may request paper copies of the proxy statement and proxy card by following the instructions on the Notice. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.
Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker.
Stockholders may provide voting instructions by telephone by calling toll free 1-800-690-6903 from the U.S. or Canada, or via the internet at www.proxyvote.com at any time before 11:59 p.m. Eastern Time on May 14, 2017. Telephone and internet voting access is available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time on May 14, 2017. Please have your notice and proxy control number in hand when you telephone or visit the website. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.
YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.
All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If, as a record holder, you do not indicate your voting directions on your signed proxy, your shares will be voted according to the recommendation of our Board, as follows:
• “FOR” the election of H. Lawrence Webb, Paul Heeschen, Cathey S. Lowe and William A. Witte to the Board for a three-year term expiring at our 2020 annual meeting of stockholders,
and
• “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2017.
The proxy gives each of H. Lawrence Webb and John M. Stephens discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting. If you hold your shares in street name and do not give direction to your broker on how to vote your shares, your broker does not have authority to vote on the election of the directors. Your broker does have discretion to vote on the ratification of the selection of the independent auditors.
Revocation of Proxy
If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:

•	delivering to our secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•	authorizing another proxy by telephone or over the Internet (your most recent telephone or Internet authorization will be used); or

•	attending the Annual Meeting and voting in person.
Attendance at the Annual Meeting will not, by itself, revoke a proxy. Written notices of revocation and other communications with respect to the revocation of the Company proxies should be addressed to the mailing address of our principal executive offices:
The New Home Company Inc.
85 Enterprise, Suite 450
Aliso Viejo, California 92656
Attn: Secretary
If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See “voting of shares” above regarding how to vote in person if your shares are held in street name.
 Attending the Annual Meeting
Stockholders who wish to attend the Annual Meeting will be required to present: (1) verification of ownership of our common stock, such as a bank or brokerage firm account statement and (2) a valid government-issued picture identification, such as a driver’s license or passport. Directions to the Annual Meeting are available at www.proxyvote.com.
No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
Voting in Person
If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the record holder of the shares, which is the broker or other nominee, authorizing you to vote at the Annual Meeting.

Quorum and Votes Required
At the close of business on March 20, 2017, 20,863,399 shares of our common stock were outstanding and entitled to vote. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions.
Quorum. A majority in voting power of the outstanding shares of common stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Shares of common stock held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum.
Broker Non-Votes and Abstentions. Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, without specific instruction from the beneficial owner, brokers or other nominees are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of matters which are considered to be “non-routine.” These non-voted shares are referred to as “broker non-votes.” Only Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposal 1 (election of directors) is not considered a routine matter, and without your instruction, your broker or other nominee cannot vote your shares. Broker non-votes are not considered as having voted for purposes of determining the outcome of a vote. Abstentions may be specified for all proposals except the election of directors. Abstentions and broker non-votes are counted for purposes of determining a quorum. Stockholder approval of each proposal requires the following votes:

•
Proposal 1 - Election of Directors. Directors will be elected by a plurality of the votes cast. Thus, the four nominees receiving the greatest votes will be elected. Abstentions will not be counted in determining which nominees received a majority of votes cast since abstentions do not represent votes cast for or against a candidate. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes will not affect the outcome of the election of directors because brokers are not able to cast their votes on this proposal.

•
Proposal 2 - Ratification of the Selection of Our Independent Auditors. The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote is required for the ratification of the selection of Ernst & Young LLP as our independent auditors. Abstentions will have the same effect as voting against this proposal because they represent shares present in person or by proxy and entitled to vote. Brokers have discretionary authority to vote on the ratification of our independent auditors, thus broker non-votes are generally not expected to result from the vote on this proposal.

 Solicitation of Proxies
Our Board is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation by mail, the Company, our officers, employees and agents may solicit proxies by telephone, by facsimile, by email or in person. We do not expect to use a proxy solicitor to assist in the solicitation of proxies at this year’s annual meeting. Copies of solicitation materials will be furnished to banks, brokers, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by our stockholders, so they may forward the solicitation materials to the beneficial owners and secure those beneficial owners’ voting instructions. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners.

Stockholder List
A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our corporate headquarters offices located at 85 Enterprise, Suite 450, Aliso Viejo, California 92656 for the ten days prior to the annual meeting, and also at the Annual Meeting.
Explanatory Note
The Company closed its initial public offering on February 5, 2014. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to companies that are not “emerging growth companies.” These provisions include, among other matters:

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting;

•	reduced disclosure about our executive compensation arrangements and exemption from being required to include a Compensation Discussion and Analysis section in this proxy statement; and

•	an exemption from the requirement to seek non-binding advisory votes on executive compensation.

We will remain an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering (December 31, 2019), (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means, among other things, that the market value of our common stock that is held by non-affiliates is at least $700 million as of the last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL 1

ELECTION OF DIRECTORS
Board Structure and Nominees
Our Board currently consists of 11 directors. The directors are divided into three classes; Class I, Class II, and Class III. Each director serves a term of three years. At each Annual Meeting, the term of one class expires. The class of directors with a term expiring at this Annual Meeting, Class III, consists of four directors.
On February 5, 2014, in connection with our initial public offering, we entered into an investor rights agreement (the “Investor Rights Agreement”) with IHP Capital Partners VI, LLC, Watt/TNHC LLC and TCN/TNHC LP (collectively, the “Institutional Investors”) and each of H. Lawrence Webb, Wayne Stelmar, Joseph Davis and Thomas Redwitz. Pursuant to the Investor Rights Agreement, each Institutional Investor has the right to designate one individual for nomination and election to our Board for as long as such Institutional Investor owns 4% or more of our then-outstanding common stock (excluding shares of common stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares). Each Institutional Investor also agrees to vote all shares of our common stock that it owns in favor of Messrs. Webb, Stelmar or Berchtold (or, if at that time nominated as a director, Messrs. Davis or Redwitz) in any election in which Messrs. Webb, Stelmar or Berchtold (or, as the case may be, Messrs. Davis or Redwitz) is a nominee, and each of Messrs. Webb, Stelmar, Davis and Redwitz agree to vote all shares of our common stock that he owns in favor of each nominee designated by an Institutional Investor in any election of directors in which such a designee is a nominee. Douglas C. Neff is the nominee designated by IHP Capital Partners VI, LLC. Nadine Watt is the nominee designated by Watt/TNHC LLC. David Berman is the nominee designated by TCN/TNHC LP. For more information on the Institutional Investors’ director nomination and other rights pursuant to the Investor Rights Agreement, see “Corporate Governance—Investor Rights Agreement.”
Based upon the recommendation of our Nominating and Governance Committee, our Board has nominated H. Lawrence Webb, Paul Heeschen, Cathey S. Lowe and William A. Witte for election as Class III directors to the Board at the Annual Meeting. If elected, each director nominee would serve a three-year term expiring at the close of our 2020 Annual Meeting, or until their successors are duly elected. H. Lawrence Webb, Paul Heeschen, Cathey S. Lowe and William A. Witte currently serve on our Board. Biographical information on each of the nominees is furnished below under “Director Biographical Information.”
Set forth below is information as of the record date regarding each nominee and each person whose term of office as a director will continue after the Annual Meeting. Dates of service prior to January 30, 2014 relate to service on the board of managers of TNHC LLC.

Name	Age	Position	Class	Director Since	Term Expires
H. Lawrence Webb(1)	68	Chief Executive Officer and Chairman of the Board	III	2010	2017
Wayne Stelmar(1)	62	Former Chief Investment Officer and Director	II	2010	2019
David Berman	69	Director	I	2014	2018
Douglas C. Neff(1)	68	Director	I	2014	2018
Nadine Watt	48	Director	I	2014	2018
Sam Bakhshandehpour(2)(3)	41	Director	II	2014	2019
Michael Berchtold(1)	53	Director	II	2014	2019
Gregory P. Lindstrom(3)(4)	63	Director	II	2014	2019
Paul Heeschen(4)	59	Director	III	2014	2017
Cathey S. Lowe(2)(4)	63	Director	III	2014	2017
William A. Witte(2)(3)	65	Director	III	2014	2017

(1)     Current member of our Executive Committee
(2)    Current member of our Audit Committee
(3)    Current member of our Compensation Committee
(4)    Current member of our Nominating and Corporate Governance Committee

Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE FOUR NAMED DIRECTOR NOMINEES.
Director Biographical Information
The following biographical information is furnished with regard to our directors (including nominees) as of
March 20, 2017.
Nominees for Election at the Annual Meeting to Serve for a Three-Year Term Expiring at the 2020 Annual Meeting
of Stockholders
H. Lawrence Webb. Mr. Webb has served as our Chief Executive Officer since 2010 and as Chairman of our Board effective upon the completion of our initial public offering. Prior to our initial public offering, he was a member of our board of managers since 2010 and our predecessor company since its formation in 2009. Between 1995 and 2008, Mr. Webb was Chief Executive Officer of John Laing Homes. Prior to joining John Laing Homes, Mr. Webb was Division President for Orange, Riverside and San Bernardino Counties for Kaufman & Broad, as well as Orange County President of Greystone Homes. From 2008 to 2009, Mr. Webb served as Co-Chief Restructuring Officer for LandSource. Mr. Webb received his Bachelor of Arts in History from the State University of New York at Cortland and his Master of City and Regional Planning from Harvard University. As noted above, each Institutional Investor agrees to vote all shares of our common stock that it owns in favor of Messrs. Webb, Stelmar or Berchtold (or, if at that time nominated as a director, Messrs. Davis or Redwitz) in any election in which Messrs. Webb, Stelmar or Berchtold (or, as the case may be, Messrs. Davis or Redwitz) is a nominee. For more information on the Institutional Investors’ director nomination and other rights pursuant to the Investor Rights Agreement, see the second paragraph under “Election of Directors – Board Structure and Nominees” and “Corporate Governance—Investor Rights Agreement.” As our Chief Executive Officer and one of our founders, the Board has concluded Mr. Webb should serve as a director and our Chairman based on his leadership, vision, skills, deep knowledge of our business, and experience in many facets of the homebuilding business.

Paul Heeschen. Mr. Heeschen was appointed as a member of our Board effective upon the completion of our initial public offering. Mr. Heeschen serves as a General Partner of Sequoia Enterprises, LP, D.C.H. LP and Redwood Enterprises VII LP. For the past 22 years, he has been a Principal of Heeschen & Associates, a private investment firm. Mr. Heeschen served as an Executive Chairman of Diedrich Coffee Inc. from February 2010 to May 2010 and Director from January 1996 to May 2010. He served as Non-Executive Chairman of Diedrich Coffee, Inc. from February 2001 to January 2010. Mr. Heeschen has been a Director at PCM, Inc., a NASDAQ-listed, publicly traded company, since February 2006. Mr. Heeschen serves on the Audit, Compensation and Nominating and Corporate Governance Committees of PCM, Inc. He is a trustee of the Palm Trust. Mr. Heeschen received his Bachelor of Science in Accounting from University of Southern California. The Board has concluded Mr. Heeschen should serve as a director based on his financing and investment experience and prior executive leadership roles at public and private companies.
Cathey S. Lowe. Ms. Lowe was appointed as a member of our Board effective upon the completion of our initial public offering. Ms. Lowe is a finance professional and, since 2009, is the owner of Cathey Lowe Consulting, LLC, a consulting company that provides financial support to chief executive officers who do not require a full-time chief financial officer or to chief financial officers who lack staffing depth or expertise. Prior to founding Cathey Lowe Consulting, LLC, from 2000 to 2007, Ms. Lowe was the Senior Vice-President of Finance and Corporate Treasurer for The Ryland Group, Inc., a national homebuilder and mortgage company that recently merged with another homebuilder, where she was responsible for identifying and developing the appropriate capital structure for the company. Additionally, she was the Investor Relations Officer and represented Ryland on Wall Street with shareholders, analysts, rating agencies, the stock exchange and the financial media. She also managed the Land Committee and its evaluation and approval process of new land opportunities for Ryland’s homebuilding operations. Prior to joining Ryland, Ms. Lowe worked for Atlantic Richfield Company in various finance and accounting functions for more than 20 years. Ms. Lowe is a CPA. She received her Bachelor of Business Administration in Accounting from the University of Houston, her Master of Science in Organizational Behavior from the University of Texas at Dallas and her Master of Business Administration in Finance from the Anderson School of Management at the University of California, Los Angeles. The Board has concluded Ms. Lowe should serve as a director based on her executive background in accounting and finance, both within and outside the real estate industry, which enables her to contribute valuable financial and accounting expertise and oversight to our Board.
William A. Witte. Mr. Witte was appointed as a member of our Board effective upon the completion of our initial public offering. Mr. Witte is the Chairman and Chief Executive Officer of Related California, an urban and multifamily housing development company in California. Prior to joining The Related Companies in 1989, Mr. Witte served as Deputy Mayor for Housing and Neighborhoods for San Francisco under Mayor Art Agnos, where he oversaw all housing, development and redevelopment activities for the City. From 1981 to 1988, Mr. Witte served as Director of Housing and Economic Development for San Francisco under Mayor Dianne Feinstein. He also served as an appointed Commissioner of the San Francisco Housing Authority from 1989 to 1990. Mr. Witte is a member of the Board of Overseers of the Graduate School of Design at the University of Pennsylvania and a member of the Advisory Boards of the Lusk Center for Real Estate at USC and The Fisher Center for Real Estate at U.C. Berkeley. Mr. Witte received his Bachelor of Arts in Urban Studies and his Master in City Planning, both from the University of Pennsylvania. The Board has concluded Mr. Witte should serve as a director based on his depth of experience leading a successful real estate development company and his familiarity with local governmental approaches to housing and development.
Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders
David Berman. Mr. Berman was appointed as a member of our Board effective upon the completion of our initial public offering. Mr. Berman is Executive Chairman of Tricon Capital Group Inc., the company he co-founded in 1988 and listed on the Toronto Stock Exchange. From 1985 to 1988, Mr. Berman served as Executive Vice President of Lakeview Estates Limited, where he was responsible for land development and single-family homebuilding. Prior to 1985, Mr. Berman served as Vice President for real estate acquisitions and equity lending at First City Development Corporation and as Vice President for real estate lending at what is now Citibank Canada. Mr. Berman received his Bachelor of Science and his

Master of Business Administration from the University of the Witwatersrand in Johannesburg, South Africa. David Berman is the nominee designated by TCN/TNHC LP pursuant to the Investor Rights Agreement. For more information on the Institutional Investors’ director nomination and other rights pursuant to the Investor Rights Agreement, see the second paragraph under “Election of Directors – Board Structure and Nominees” and “Corporate Governance—Investor Rights Agreement.” The Board has concluded that Mr. Berman should serve as a director based on his extensive investment and executive experience in the real estate development industry.
Douglas C. Neff. Mr. Neff was appointed as a member of our Board effective upon the completion of our initial public offering. Mr. Neff has been the President of IHP Capital Partners since 1992. Mr. Neff also serves as Chairman of IHP Capital Partners’ Investment Committee and has primary responsibility for the company’s operations. An affiliate of IHP Capital Partners, IHP Capital Partners VI, LLC, owns more than 10% of our common stock and may be deemed an affiliate within the meaning of Rule 12b-2 of the Exchange Act. Mr. Neff is also the Co-Managing Member and CEO of Newport Pacific Land Company LLC. From 1986 until the founding of IHP Capital Partners in 1992, Mr. Neff was a Partner of The O’Donnell Group, a regional developer, owner and manager of commercial and industrial real estate. Prior to 1986, Mr. Neff was Treasurer of The Irvine Company and a Vice President in the Real Estate Industries Group at Wells Fargo Bank in San Francisco. Mr. Neff received his Bachelor of Arts in American Studies from Amherst College and his Master of Business Administration from the University of Chicago. Douglas C. Neff is the nominee designated by IHP Capital Partners VI, LLC. For more information on the Institutional Investors’ director nomination and other rights pursuant to the Investor Rights Agreement, see the second paragraph under “Election of Directors – Board Structure and Nominees” and “Corporate Governance—Investor Rights Agreement.” With three decades of executive and operational experience in the real estate industry, the Board has concluded Mr. Neff should serve as a director.
Nadine Watt. Ms. Watt was appointed as a member of our Board effective upon the completion of our initial public offering. Ms. Watt is President of Watt Companies, where she oversees all commercial investment activities, including acquisitions, development and asset management, for the company’s 6 million square-foot portfolio of properties. She also oversees Watt Companies’ oil and gas operations. Since 2000, Ms. Watt has served in various capacities in the Watt group of companies, including leading a strategic reorganization of Watt Companies in 2011. Ms. Watt is a member of the University of Southern California Marshall School of Business’ Board of Leaders, a board member of the Brentwood School, and current Chair of the Los Angeles Business Council. Ms. Watt was a Board Member of 1st Century Bank, a publicly traded, NASDAQ-listed company, from May 2008 until July 2016. Ms. Watt received her Bachelor of Science in Foreign Service from the Georgetown University School of Foreign Service and her Master of Arts from the School of Cinematic Arts at the University of Southern California. Nadine Watt is the nominee designated by Watt/TNHC LLC. For more information on the Institutional Investors’ director nomination and other rights pursuant to the Investor Rights Agreement, see the second paragraph under “Election of Directors – Board Structure and Nominees” and “Corporate Governance—Investor Rights Agreement.” The Board has concluded Ms. Watt should serve as a director based on her executive leadership experience in real estate acquisitions and development.
Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders
Wayne Stelmar. Mr. Stelmar is currently a corporate advisor to the Company, following his retirement from the Chief Investment Officer position in February 2017, a role he served in since June 2015. Prior to serving as our Chief Investment Officer, Mr. Stelmar was our Chief Financial Officer from 2010 to June 2015. He served as Secretary from January 2014 to June 2015. He has been a member of our Board effective upon the completion of our initial public offering. Prior to that, he was a member of our board of managers since 2010 and our predecessor company since its formation in 2009. In 1998, when Watt Residential Partners and John Laing Homes merged, Mr. Stelmar became CFO of John Laing Homes and served in that capacity until February 2009. Prior to joining John Laing Homes, Mr. Stelmar served as CFO of Watt Residential Partners. He joined the Watt Group Inc. in 1988. He has also worked with accounting firms Kenneth Leventhal & Company (later, E&Y Kenneth Leventhal Real Estate Group) and Grant Thornton where he began his career in 1977. Mr. Stelmar is a CPA (inactive) and holds a California real estate broker’s license. Mr. Stelmar received his Bachelor of Science in Accounting from California State University, Northridge. As noted above, each Institutional Investor agrees to vote all shares of our common stock that it owns in favor of Messrs. Webb, Stelmar or Berchtold (or, if at that time nominated as a director, Messrs. Davis or Redwitz) in any election in which Messrs. Webb, Stelmar or Berchtold (or, as the case may be, Messrs. Davis or Redwitz) is a nominee. For more information on the Institutional Investors’ director nomination and other rights pursuant to the Investor Rights Agreement, see the second paragraph under “Election of Directors – Board Structure and Nominees” and “Corporate Governance—Investor Rights Agreement.” The Board has concluded Mr. Stelmar should serve as a director based on his depth of executive and financial management experience within the real estate industry and his contributions to our formation and growth.
Sam Bakhshandehpour. Mr. Bakhshandehpour was appointed as a member of our Board effective upon the completion of our initial public offering. He is a Managing Director of Fertitta Capital, a direct investment platform focused on consumer-facing companies in the technology, media, and entertainment sectors.  Mr. Bakhshandehpour previously led The Silverstone Companies, a hospitality & lodging merchant bank, after serving as President and Chief Executive Officer of sbe Entertainment, a global hotel, restaurant and entertainment company from 2012 to 2015.  Prior to joining sbe Entertainment, Mr. Bakhshandehpour spent the majority of his 15-year Wall Street career with J.P. Morgan Securities, as the Global Head of Gaming and West Coast Head of Real Estate & Lodging Investment Banking, where he focused on mergers & acquisitions and capital raising transactions for gaming and lodging companies, as well as REITs, homebuilders and real estate private equity funds.  Mr. Bakhshandehpour began his career as a Financial Analyst with Deutsche Bank (formerly Alex. Brown & Sons).  Mr. Bakhshandehpour holds a Bachelor of Science degree in Business Administration from Georgetown University where he also serves on the board of the McDonough School of Business. The Board has concluded Mr. Bakhshandehpour should serve as a director based on his executive leadership roles and his extensive background in investment banking within the real estate industry.
Michael J. Berchtold. Mr. Berchtold was appointed as a member of our Board effective upon the completion of our initial public offering. Since 2013, Mr. Berchtold has served as Chief Executive Officer of Berchtold Capital Partners. Mr. Berchtold worked for Morgan Stanley from 1987 to 2007 in a variety of investment banking roles in New York, Los Angeles, Tokyo, Singapore and Hong Kong. For more than 15 years, Mr. Berchtold was based in Asia where he served as Morgan Stanley’s Head of Investment Banking for Asia Pacific for seven years and as President of Asia Pacific for four years. Mr. Berchtold has served on the Board of Visitors of the UCLA Anderson School of Management since 2007 and also serves on the Advisory Board of the UCLA Anderson Center for Global Management. Mr. Berchtold received his Bachelor of Arts in History from the University of California, Los Angeles and his Master of Business Administration from the Anderson School of Management at the University of California, Los Angeles. As noted above, each Institutional Investor agrees to vote all shares of our common stock that it owns in favor of Messrs. Webb, Stelmar or Berchtold (or, if at that time nominated as a director, Messrs. Davis or Redwitz) in any election in which Messrs. Webb, Stelmar or Berchtold (or, as the case may be, Messrs. Davis or Redwitz) is a nominee. For more information on the Institutional Investors’ director nomination and other rights pursuant to the Investor Rights Agreement, see the second paragraph under “Election of Directors – Board Structure and Nominees” and “Corporate Governance—Investor Rights Agreement.” The Board has concluded Mr. Berchtold should serve as a director based on his two decades of investment banking experience, which enables Mr. Berchtold to contribute significant strategic advice to the Board.
Gregory P. Lindstrom. Mr. Lindstrom was appointed as a member of our Board effective upon the completion of our initial public offering. From 2008 to 2011, Mr. Lindstrom served as Executive Vice President, General Counsel and Board Secretary of The Irvine Company, a California real estate development, investment and operating company. In these positions, Mr. Lindstrom was a member of the four-person Office of the Chairman responsible for all administrative functions of the company, including the legal department. From 1978 to 2008, Mr. Lindstrom was a partner at Latham & Watkins LLP, where, at various times, he served as managing partner of the San Francisco and Orange County offices and as a member of the firm’s Executive Committee. Currently, Mr. Lindstrom is a full-time Alternative Dispute Resolution professional specializing in the resolution of complex business disputes. Mr. Lindstrom received his Bachelor of Arts from the University of California Los Angeles and his J.D. from the University of Chicago. The Board has concluded Mr. Lindstrom should serve on the Board based on his executive and legal background in the real estate development and investment industry and his management experience in a large, global law firm.
Family Relationships and Other Information
There are no family relationships between any of our directors or executive officers.
Messrs. Webb, Stelmar, and Redwitz previously served as executives of John Laing Homes. WL Homes LLC (doing business as John Laing Homes) and certain affiliated entities filed with the U.S. Bankruptcy Court for the District of Delaware for bankruptcy protection from creditors in 2009.

CORPORATE GOVERNANCE
Executive Officers
Set forth below is information regarding each of our executive officers as of March 20, 2017.

Name	Age	Position
H. Lawrence Webb	68	Chief Executive Officer and Chairman of our Board
Tom Redwitz	62	Chief Investment Officer
John M. Stephens	48	Chief Financial Officer
Leonard S. Miller	54	Chief Operating Officer
H. Lawrence Webb is our Chief Executive Officer and Chairman of our Board. For Mr. Webb’s biographical information, see “Proposal 1 - Election of Directors—Director Biographical Information.”
Tom Redwitz. Mr. Redwitz has served as our Chief Investment Officer since March 13, 2017. Mr. Redwitz served as our Chief Operating Officer from 2010 to March 13, 2017. Prior to the completion of our initial public offering, he served as President of our Southern California subsidiary and was a member of our board of managers since 2010 and our predecessor company since its formation in 2009. From 2002 to 2009, Mr. Redwitz served as the President of Laing Luxury Homes, a division of John Laing Homes. Mr. Redwitz is a licensed architect and general contractor. He also served as Division President while at Taylor Woodrow from 1996 to 2002 and worked nearly 10 years as an executive for The Irvine Company. Mr. Redwitz has significant experience and expertise in land strategy, architecture and product design. Mr. Redwitz received his Associated Bachelor in Architecture from the University of California, Berkeley. Mr. Redwitz currently serves on the Board of Directors of The Caritas Corporation, a non-profit entity focused on providing affordable housing.
John M. Stephens. Mr. Stephens has served as Chief Financial Officer since June 2015. Prior to joining us, Mr. Stephens served as Senior Vice President, Chief Financial Officer and Principal Accounting Officer of M.D.C. Holdings, Inc. from February 2012 to May 2015. He previously was with Standard Pacific Corp., one of the country’s largest homebuilders, serving as Chief Financial Officer from February 2009 through June 2011, Senior Vice President from May 2007 through June 2011, Corporate Controller from November 1996 through February 2009 and Treasurer from May 2001 until October 2002 and from November 2009 through June 2011. Mr. Stephens brings significant and relevant public company financial experience and expertise due to his previous roles at public company homebuilders. Prior to Standard Pacific, Mr. Stephens was an audit manager with the international accounting firm Arthur Andersen LLP.
Leonard S. Miller. Mr. Miller was appointed Chief Operating Officer on March 13, 2017. Prior to joining the Company, Mr. Miller served as California Regional President for Richmond American Homes, a subsidiary of M.D.C. Holdings, Inc. ("MDC"), where he had been employed since 2004. At MDC, under the Richmond American Homes name, Mr. Miller oversaw the day to day operations in Southern California and had regional oversight of the company’s Northern California Division. At various times over his thirteen year tenure at MDC, Mr. Miller had divisional or regional responsibility for the following markets: Southern California, Northern California, Las Vegas, Seattle and Denver. Prior to his tenure at MDC, from June 2000 to April 2004, Mr. Miller served as Vice President of Finance of Newland Communities, a national land developer, where he was responsible for all divisional financial operations. Mr. Miller brings significant and relevant public company homebuilding experience and expertise due to his extensive operational experience at a public company homebuilder, as well as local market knowledge.
 Composition of our Board of Directors
Our Amended and Restated Certificate of Incorporation provides that, subject to the rights and preferences of any series of outstanding preferred stock, the authorized number of directors shall consist of at least three directors, with the exact number set by our Board. Our Board has set the current authorized directors at 11 members, and our Board currently consists of 11 directors. The directors are divided into three classes; Class I, Class II, and Class III. Each director serves a term of three years. At each Annual Meeting, the term of one class expires. The class of directors with a term expiring at this Annual Meeting, Class III, consists of four directors.
Our Board has adopted corporate governance guidelines to set forth its agreements concerning overall governance practices. These guidelines can be found in the “Investors” section of our website at http://www.NWHM.com. In addition, these guidelines are available in print to any stockholder who requests a copy. Please direct all requests to The New Home Company Inc., Attention: Secretary, 85 Enterprise, Suite 450, Aliso Viejo, California 92656.
Investor Rights Agreement
On February 5, 2014, in connection with our initial public offering, we entered into the Investor Rights Agreement with the Institutional Investors and each of our founders, H. Lawrence Webb, Wayne Stelmar, Joseph Davis and Thomas Redwitz. Pursuant to the Investor Rights Agreement, each Institutional Investor has the right to designate one individual for nomination and election to our Board for as long as such Institutional Investor owns 4% or more of our then-outstanding common stock (excluding shares of common stock that are subject to issuance upon the exercise or exchange of rights of conversion or any options, warrants or other rights to acquire shares). In addition, if any such designee of an Institutional Investor ceases to serve as a director during his or her term, the vacancy shall be filled by an individual designed by that Institutional Investor.
Each Institutional Investor also agrees to vote all shares of our common stock that it owns in favor of Messrs. Webb, Stelmar or Berchtold (or, if at that time nominated as a director, Messrs. Davis or Redwitz) in any election in which Messrs. Webb, Stelmar or Berchtold (or, as the case may be, Messrs. Davis or Redwitz) is a nominee, and each of Messrs. Webb, Stelmar, Davis and Redwitz agree to vote all shares of our common stock that he owns in favor of each nominee designated by an Institutional Investor in any election of directors in which such designee is a nominee. Douglas C. Neff is the nominee designated by IHP Capital Partners VI, LLC. Nadine Watt is the nominee designated by Watt/TNHC LLC. David Berman is the nominee designated by TCN/TNHC LP.
The Investor Rights Agreement terminates with respect to each Institutional Investor when such Institutional Investor ceases to own 4% of our common stock based on the number of shares outstanding immediately following our initial public offering.
Board Leadership Structure, Executive Sessions
Our Chairman and Chief Executive Officer roles have been combined since January 2014 when we converted from a limited liability company into a corporation in connection with our initial public offering. After carefully considering the benefits and risks of separating the roles of the Chairman of our Board and Chief Executive Officer, our Board determined that it is in the best interests of the Company and our stockholders to have our Chief Executive Officer lead our Board as Chairman. This combined role facilitates centralized coherent leadership that maximizes the effectiveness of our Board given its size and breadth of industry experience. The combined role approach also enhances accountability among senior management and directors and aligns the strategy and goals of the Board with management.
We do not currently have a lead independent director. Generally, the Chair of our Nominating and Corporate Governance Committee presides over the quarterly executive sessions of non-employee members of the Board.
The Board recognizes the importance of regularly evaluating our particular circumstances to determine if our leadership structure continues to serve the best interests of us and our stockholders. To this end, the Board engages in a regular assessment of whether the then current leadership structure remains the most appropriate for us. Our corporate governance guidelines permit the Board to fill the positions of Chairman and Chief Executive Officer with one individual or two different individuals and also allow the Board to appoint a lead independent director. As a result, the Board has the flexibility to alter its leadership structure in the future to adapt to changing circumstances as and when needed.

Board Independence
Our Board has determined that seven of our directors, Messrs. Berchtold, Bakhshandehpour, Lindstrom, Witte, Heeschen and Mmes. Watt and Lowe, constituting a majority, satisfy the listing standards for independence of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as our own corporate governance guidelines. Mr. Webb is not considered independent as he is employed by the Company as our Chief Executive Officer. Mr. Stelmar is not independent due to his status as a recently retired executive officer and due to the consulting services he provides, as described under “Certain Relationships and Related Person Transactions—Transactions with Related Persons.” Mr. Neff is President of IHP Capital Partners (“IHP”), which is an affiliate of IHP Capital Partners VI, LLC, the owner of approximately 11.7% of our stock. Affiliates of IHP are our joint venture partners in two joint ventures, which are described under “Certain Relationships and Related Person Transactions—Transactions with Related Persons.” In addition, Mr. Neff’s son is employed by the Company and is compensated in excess of $120,000. Due to the foregoing, Mr. Neff does not satisfy the New York Stock Exchange Standards and has not been determined independent. Mr. Berman is Chairman of Tricon Capital Group Inc. (“Tricon”), an affiliate of TCN/TNHC LP (an entity which owns approximately 9.2% of our common stock). As further described under “Certain Relationships and Related Person Transactions—Transactions with Related Persons” various affiliates of Tricon are our joint venture partners in three joint ventures. Therefore, Mr. Berman does not satisfy the New York Stock Exchange Standards and has not been determined independent.
Board Meetings
Our Board held five meetings during 2016, and all directors attended at least 75% of the combined total of (i) all Board meetings and (ii) all meetings of committees of our Board of which the director was a member. The Chairman of our Board or his designee, taking into account suggestions from other Board members, establishes the agenda for each Board meeting and distributes it in advance to each member of our Board. Each Board member is free to suggest the inclusion of items on the agenda. The independent directors of our Board regularly meet in executive session without management or other employees present. Although we have no policy with regard to Board attendance at our annual meetings of stockholders, our directors are invited and generally expected to attend the Company’s annual meeting of stockholders. All of our Board members attended our 2016 annual meeting of the stockholders in person or via teleconference.
Board Committees
Our Board maintains a standing Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Executive Committee. To view the charter of each of our Audit Committee, our Nominating and Corporate Governance Committee, and our Compensation Committee, please visit the “Investors” section of our website at http://www.NWHM.com. In addition, the charters for each of those committees are available in print to any stockholder who requests a copy. Please direct all requests to The New Home Company Inc., Attention: Secretary, 85 Enterprise, Suite 450, Aliso Viejo, California 92656. Our Board has determined that each of the members of our Audit Committee, our Nominating and Corporate Governance Committee and our Compensation Committee is independent in accordance with the New York Stock Exchange (the “NYSE”) rules, the requirements of SEC and our corporate governance guidelines. The membership of all of our standing Board committees as of the record date is as follows:

Director	Audit	Nominating and Corporate Governance	Compensation	Executive
H. Lawrence Webb				C
Wayne Stelmar				X
Sam Bakhshandehpour	X		X
Michael J. Berchtold				X
Paul Heeschen		X
Gregory P Lindstrom		C	X
Cathey S. Lowe	C	X
Douglas C. Neff				X
William A. Witte	X		C
_______
X - Member
C - Chairman

Audit Committee
We have a standing Audit Committee. Our Audit Committee is comprised of three independent directors, Cathey S. Lowe (Chair), Sam Bakhshandehpour and William A. Witte. Each of these members is “financially literate” under the applicable NYSE listing standards and under the rules of the Securities and Exchange Commission (the “SEC”). Our Board has also determined that Ms. Lowe qualifies as an “audit committee financial expert” as such term is defined by the rules of the SEC. Our Audit Committee met four times during 2016. The purpose of our Audit Committee, pursuant to its written charter, is, among other matters, to assist our Board in its oversight of (1) the Company’s financial reporting, (2) the Company’s auditing and internal control activities, (3) compliance with legal and regulatory requirements, (4) the qualifications and independence of the Company’s external auditor, (5) the performance of the Company’s internal auditing function and (6) the Company’s overall risk exposure and management. Our Audit Committee is also responsible for preparing the Audit Committee Report to be included in our annual proxy statements.
Nominating and Corporate Governance Committee
We have a standing Nominating and Corporate Governance Committee (the “Nominating Committee”). Our Nominating Committee is comprised of Gregory P. Lindstrom (Chair), Cathey S. Lowe and Paul Heeschen. Our Nominating Committee met four times during 2016. The purpose of our Nominating Committee is to identify qualified candidates to become Board members, select nominees for election as directors, select candidates to fill any vacancies on our Board, develop and recommend to the Board a set of corporate governance guidelines and oversee the evaluation of our Board and management. Our Nominating Committee works with our Board as a whole on an annual basis to determine the appropriate skills and characteristics required of Board members in the context of the current make-up of our Board and its committees.
Subject to the requirements set forth in the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee utilizes a variety of methods for identifying director nominees, which may include considering potential director candidates who come to the committee's attention through current officers, directors, professional search firms, stockholders or other persons. The Committee seeks to include diverse candidates in the pool from which new Board nominees are chosen. Our Nominating Committee is responsible for reviewing with our Board, on an annual basis the appropriate characteristics, skills and experience required for our Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current Board members), the members of our Nominating Committee, in recommending candidates for election, and our Board, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including: personal and professional integrity, ethics and values, experience in corporate management, experience in our industry and with relevant social policy concerns, diversity, experience as a

Board member of another publicly held company, academic expertise in an area of our operations, and practical and mature business judgment. Pursuant to the terms of the Investor Rights Agreement (described in more detail under the second paragraph under “Election of Directors – Board Structure and Nominees” and the section entitled “Corporate Governance—Investor Rights Agreement”), so long as the applicable Institutional Investor beneficially owns shares representing 4% or more of the total voting power, each Institutional Investor has the right to designate a member to our Board and the Board is required to nominate such individual designated by each such Institutional Investor to our Board. Our Nominating and Corporate Governance Committee reviews the characteristics and qualifications of each Board member required by the Company’s governance standards, including such Board members designated by an Institutional Investor, prior to recommending that the Board nominate any Board member or designee. Our Board evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the independent director members of our Nominating Committee may consider the director’s past attendance at meetings and participation in and contributions to the activities of our Board. While the Company values diversity and the Board considers diversity in its evaluation process, it has not adopted a specific policy regarding Board diversity. Our Nominating Committee may delegate any or all of its responsibilities to a subcommittee of the Committee to the extent permitted by applicable law.
Our Nominating Committee also considers recommendations for nominees that are timely submitted by stockholders if such recommendations are delivered in the manner prescribed by the advance notice provisions contained in our bylaws. In addition to satisfying the timing, ownership and other requirements specified in our bylaws, a stockholder’s notice must set forth as to each person whom the stockholder proposes to recommend all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act and our bylaws (including, but not limited to, such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected). Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources.
Compensation Committee
We have a standing Compensation Committee. Our Compensation Committee is comprised of William A. Witte (Chair), Sam Bakhshandehpour and Gregory P. Lindstrom. Our Board has determined that all of the members of our Compensation Committee are “independent” within the meaning of our director independence standards and the NYSE director independence standards (including those applicable to Compensation Committee members). In order to comply with certain SEC and tax law requirements, the committee (or a subcommittee thereof) must consist of at least two directors that qualify as “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act and satisfy the requirements of an “outside director” for purposes of section 162(m) of the Internal Revenue Code. The Board has determined that William A. Witte (Chair), Sam Bakhshandehpour and Gregory P. Lindstrom each qualify as “non-employee directors” and “outside directors.” Our Compensation Committee met four times in 2016. Our Compensation Committee reviews and establishes the compensation of our senior executives, including our Chief Executive Officer, on an annual basis, has direct access to third party compensation consultants and legal counsel, and administers our equity based plans, including the review and grant of equity awards to eligible employees and consultants under our equity based plans. The Compensation Committee also annually reviews the compensation of directors for service on the Board and its committees and recommends changes in compensation to the Board as appropriate. The Compensation Committee may also, from time to time, review and approve overall compensation programs and performs an annual compensation risk assessment. As discussed below, the Compensation Committee’s independent compensation consultant provides a risk assessment of our compensation practices to help the Committee perform its annual compensation risk assessment. Following its annual risk assessment for the 2016 compensation year, in conjunction with advice from its compensation consultant, the Committee determined that it does not believe the Company’s compensation plans are likely to result in a material and adverse effect on the Company. Our Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Committee to the extent permitted by applicable law.

 Our Compensation Committee reviews and approves or recommends all compensation for all executive officers and all officers as such term is defined in Rule 16a-1, promulgated under the Exchange, directors and all such categories of other employees of the Company or its subsidiaries as our Board determines from time to time. For compensation decisions relating to our Chief Executive Officer, our Compensation Committee reviews and approves corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and, based upon this evaluation (either alone or, if directed by the Board, in conjunction with a majority of the independent directors of the Board), sets the Chief Executive Officer’s compensation.
Use of Compensation Consultant and Role of Management
Our Compensation Committee is committed to staying apprised of current issues and emerging trends, and ensuring that our executive compensation program remains aligned with best practice. To this end, our Compensation Committee has engaged the services of Semler Brossy Consulting Group (“SBCG”) to assist it in evaluating executive compensation matters. During 2016, SBCG only provided services to our Compensation Committee and such services were related primarily to executive or non-employee director compensation. SBCG also provided additional services related to compensation of employees below the executive officer level for purposes of providing the Compensation Committee with advice regarding our overall compensation programs, but such amounts did not amount to more than $120,000. The Compensation Committee solicited and approved such additional services by SBCG. While conducting assignments, SBCG interacts with our management when appropriate. Specifically, our General Counsel and Senior Vice President of People worked with SBCG to provide information regarding the Company and its executive compensation policies and practices. The Company's Chief Executive Officer annually reviews each executive officer's performance with the Committee and makes recommendations to the Committee with respect to the appropriate base salary and incentive compensation program for each executive officer other than himself. The Committee takes these proposals into consideration, among other matters, when making compensation decisions. SBCG reports directly to our Compensation Committee with respect to executive and non-employee director compensation matters and the Compensation Committee may replace it or hire additional consultants at any time. SBCG provided our Compensation Committee and Board with compensation data related to executives at public homebuilders, helped the Committee select appropriate performance measures and goals, and advised the Committee regarding evolving compensation best practices and trends. Specifically, SBCG provided information relating to competitiveness of pay levels, compensation plan design, pool availability, executive ownership guidelines, specific equity grant matters, market trends, risk assessment and management, and technical considerations concerning named executive officers, other executives and directors. SBCG also reviewed and commented on the Company’s 2016 proxy statement. During 2016, at the request of the Compensation Committee, a representative of SBCG attended all Committee meetings.
Each year our Compensation Committee reviews the independence of its compensation consultants and other advisors. In performing its analysis, our Compensation Committee considers the factors set forth in SEC rules and NYSE listing standards. After review and consultation with SBCG, our Compensation Committee determined that SBCG is independent and there is no conflict of interest resulting from retaining SBCG currently or during the year ended December 31, 2016.
For further information on our executive officers’ compensation, please see “Executive Compensation.”
Executive Committee
We have a standing Executive Committee. Our Executive Committee is comprised of H. Lawrence Webb (Chair), Wayne Stelmar, Michael J. Berchtold and Douglas C. Neff. Our Executive Committee evaluates, reviews and determines whether or not to approve certain real estate- and borrowing-related transactions on behalf of our Board.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves, or has in the past fiscal year served, as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or our Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of our company.
Risk Oversight
One of the key functions of our Board is informed oversight of our risk management process. The involvement of our full Board in determining our business strategy is a key part of its assessment of management’s risk tolerance and also a determination of what constitutes an appropriate level of risk for the Company. Our Board administers oversight for the risk management process function directly, with support from its standing committees, each of which will address risks specific to its area of oversight. For example, our Audit Committee considers and discusses our major financial risk exposures and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance, evaluates the independence of our directors and the effectiveness of our Corporate Governance Guidelines and Code of Business Conduct and Ethics and also oversees management’s succession planning. Also, the Compensation Committee performs an annual compensation risk assessment.
Communication with our Board
Interested persons, including stockholders, may communicate with our Board, including the non-employee directors, by sending a letter to The New Home Company Inc., Attention: Secretary, 85 Enterprise, Suite 450, Aliso Viejo, California 92656. Our Secretary will submit all correspondence to the Chairman and to any specific director to whom the correspondence is directed.
Code of Business Conduct and Ethics
Our Board has adopted a code of business conduct and ethics that applies to all of our employees, executive officers and directors. Our code of business conduct and ethics can be found in the “Investors” section on our website at http://www.NWHM.com. In addition, our code of business conduct and ethics is available in print to any stockholder who requests a copy. Please direct all requests to The New Home Company Inc., Attention: Secretary, 85 Enterprise, Suite 450, Aliso Viejo, California 92656. We intend to disclose future amendments to substantive provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN
BENEFICIAL OWNERS
The following table shows ownership of our common stock as of March 20, 2017, based on 20,863,399 shares of common stock outstanding on that date, by (i) each current director and nominee; (ii) our named executive officers; (iii) all of our current directors and executive officers as a group; and (iv) each person known to us to own beneficially more than five percent of our capital stock. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable. Previously, H. Lawrence Webb, Wayne Stelmar, Joseph Davis, Thomas Redwitz and each Institutional Investor (each a “Group Member” and collectively, the “Group Members”) entered into the Investor Rights Agreement, pursuant to which the parties thereto may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act.
Unless otherwise noted, the address of the persons or entities shown in the table below is 85 Enterprise, Suite 450, Aliso Viejo, CA 92656.

Name	Total Shares Beneficially Owned (1)	Percentage of Outstanding Common Stock (%)
Named Executive Officers
H. Lawrence Webb(2)(4)	938,800	4.5%
Tom Redwitz(3)(4)	655,799	3.1%
John M. Stephens	19,923	*

Non-Employee Directors and Nominees
Sam Bakhshandehpour	17,530	*
Michael Berchtold	40,230	*
David Berman(5)	15,230	*
Paul Heeschen	24,230	*
Gregory P. Lindstrom	20,230	*
Cathey S. Lowe	16,230	*
Douglas C. Neff(6)	2,431,848	11.7%
Wayne Stelmar(4)(7)	939,534	4.5%
Nadine Watt(8)	15,230	*
William A. Witte	65,230	*

All current executive officers and directors (including nominees) as a group (14 persons)	5,200,044	24.2%

More than 5% Stockholders
IHP Capital Partners VI, LLC(6)	2,421,659	11.6%
TCN/TNHC LP(5)	1,916,327	9.2%
Watt/TNHC LLC(8)	662,743	3.2%
Joseph D. Davis(4)(9)	863,278	4.1%
First Manhattan Co.(10)	2,030,886	9.7%
Second Curve Capital, LLC(11)	1,696,259	8.1%
Wellington Management Group LLP(12)	1,666,114	8.0%
Wells Fargo & Company(13)	1,115,020	5.3%
_________________
*    Less than 1%.

(1)
As of March 20, 2017, none of our non-employee directors or named executive officers has the right to acquire any shares (a) issuable upon the settlement of restricted stock units, or RSUs, which are scheduled to vest within 60 days of March 20, 2017, or (b) options which will vest and become exercisable within 60 days of March 20, 2017.

(2)
Consists of 699,706 shares held as of the date hereof by Mr. Webb and 227,273 stock options that vested on 1/30/17 that Mr. Webb has the right to exercise. Mr. Webb may be deemed to have shared voting and dispositive power over 6,296 shares held as of the filing date by Joan Marcus-Colvin, and 5,525 stock options that vested on 1/30/17 that Ms. Marcus-Colvin has the right to exercise, because Mr. Webb and Ms. Marcus-Colvin share a household. Mr. Webb disclaims beneficial ownership of the shares held by Ms. Marcus-Colvin except to the extent of any pecuniary interest therein.

(3)
Consists of 443,322 shares of the Common Stock held as of the date hereof by the Redwitz Family Trust Dated April 23, 1999, of which Mr. Redwitz is a trustee (the “Redwitz Trust”), 30,659 shares of Common Stock held directly by Mr. Redwitz, and 181,818 stock options Mr. Redwitz has the right to exercise.

(4)
Each of Messrs. Webb, Stelmar, Redwitz and Davis are parties to the Investor Rights Agreement, as a result of which, together with the other Group Members, they may be deemed to have shared voting power over an additional 7,459,340, 7,458,606, 7,742,341, and 7,534,862 shares of our common stock, respectively. Each of Messrs. Webb, Stelmar, Redwitz and Davis disclaims beneficial ownership of the shares held by the other Group Members.

(5)
Mr. Berman has sole voting and dispositive power over 15,230 shares of our common stock. Based solely on a Schedule 13G/A filed with the SEC on February 14, 2017, TCN/TNHC LP (“TCG LP”) has sole voting and dispositive power over 1,916,327 shares of our common stock. The general partner of TCG LP is TCN/TNHC GP LLC, whose sole member is Tricon Housing Partners US II Equity Holdings LP, whose general partner is Tricon Housing Partners US II GP LLC, whose sole member is Tricon USA Inc., whose sole shareholder is Tricon Holdings USA LLC, whose sole member is Tricon Holdings Canada Inc., whose sole shareholder is Tricon Capital Group Inc. (“Tricon Capital” and collectively with TCG LP and the aforementioned Tricon entities, “Tricon”). Mr. Berman is Executive Chairman of Tricon Capital but disclaims beneficial ownership of the shares of our common stock owned by Tricon. Additionally, as a result of the Investor Rights Agreement, Tricon, together with the other Group Members, may be deemed to have shared voting power over an additional 6,481,813 shares. Tricon disclaims beneficial ownership of the shares held by the other Group Members. The address of Tricon is 1067 Yonge Street, Toronto, Ontario, Canada A6 M4W 2L2.

(6)
Mr. Neff has sole voting and dispositive power over 15,230 shares of our common stock. Based solely on a Schedule 13D filed with the SEC on December 21, 2015, IHP Capital Partners VI, LLC (“IHP VI”) has sole voting and dispositive power over 2,421,659 shares of our common stock, which includes 5,041 shares of stock that vested in 2015 held in Mr. Neff’s name for the benefit of IHP VI. This amount does not include 10,189 shares of stock that vested in 2016 and 2017 held by Mr. Neff for his service as a director on behalf of IHP VI. Mr. Neff is President of IHP Capital Partners, which is an affiliate of IHP Capital Partners VI L.P. IHP Capital Partners VI L.P. has voting and dispositive power over the shares of our common stock held by IHP VI (collectively, IHP VI and IHP Capital Partners are “IHP”). Mr. Neff may be deemed to indirectly beneficially own the shares held by IHP, but disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. Additionally, as a result of the Investor Rights Agreement, IHP, together with the other Group Members, may be deemed to have shared voting power over an additional 5,976,481 shares. IHP disclaims beneficial ownership of the shares held by the other Group Members. The address of IHP is 100 Bayview Circle, Suite 2000, Newport Beach, CA 92660.

(7)
Consists of 721,672 shares of the Common Stock held as of the date hereof by the W and L Stelmar Trust Dated 5/26/06, of which Mr. Stelmar is a trustee (the “Stelmar Trust”), 36,044 shares of Common Stock held directly by Mr. Stelmar, and 181,818 stock options that Mr. Stelmar has the right to exercise.

(8)
Ms. Watt has sole voting and dispositive power over 15,230 shares of our common stock. Based solely on a Schedule 13G/A filed with the SEC on February 14, 2017, Watt/TNHC LLC (“Watt”) has sole voting and dispositive power over 662,743 shares of our common stock. Ms. Watt is President of Watt Companies, which is an affiliate of Watt Residential LLC, the entity that has voting and dispositive power over the shares of our common stock held by Watt/TNHC LLC. Ms. Watt disclaims beneficial ownership of the shares of our common stock owned by Watt/TNHC LLC. Additionally, as a result of the Investor Rights Agreement, Watt, together with the other Group Members, may be deemed to have shared voting power over an additional 7,735,397 shares. Watt disclaims beneficial ownership of the shares held by the other Group Members. The address of Watt is 2716 Ocean Boulevard, Suite 2025, Santa Monica, CA 90405.

(9)
Consists of 681,460 shares of the Common Stock held as of the date hereof by J. and T. Davis Family Trust (of which Joseph D. Davis is a trustee) (the “Davis Trust”), and 181,818 stock options that Mr. Davis has the right to exercise.

(10)
Based solely on a Schedule 13G/A filed with the SEC on February 10, 2017, First Manhattan Co., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and broker or dealer registered under section 15 of the Exchange Act, has sole voting and dispositive power over 315,000 shares of our common stock, shared voting power over 1,626,625 shares of our common stock, and shared dispositive power over 1,715,886 shares of our common stock. The address of First Manhattan Co. is 399 Park Avenue, New York, NY 10022.

(11)
Based solely on a Schedule 13G/A filed with the SEC on January 19, 2017, each of Second Curve Capital, LLC and Thomas K. Brown have shared voting and dispositive power over 1,696,259 shares of our common stock, which are beneficially owned by Second Curve Capital, LLC and Thomas K. Brown. Second Curve Capital, LLC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Based on information provided on this Schedule 13G/A, these shares of our common stock, which are beneficially owned by Second Curve Capital, LLC and Thomas K. Brown, are owned by advisory clients of Second Curve Capital, LLC, none of which owns more than five percent of our common stock. The address of Second Curve Capital, LLC and Thomas K. Brown is 350 5th Ave, Suite 4730, New York, NY 10118.

(12)
Based solely on a Schedule 13G/A filed with the SEC on February 9, 2017, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each have shared voting power over 1,222,802 shares of our common stock and shared dispositive power over 1,666,114 shares of our common stock. Wellington Management Company LLP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has shared voting power over 1,189,292 shares of our common stock and shared dispositive power over 1,515,806 shares of our common stock. The shares of our common stock referenced in this Schedule 13G/A filed by Wellington Management Group LLP, as parent holding company of certain holding companies and the Wellington Investment Advisers, are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address for Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210.

(13)
Based solely on a Schedule 13G filed with the SEC on January 27, 2017, Wells Fargo & Company is filing on behalf of the following subsidiaries: Wells Fargo Bank, National Association, Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC and Wells Fargo Clearing Services, LLC. Wells Fargo & Company has sole voting and dispositive power over 9,517 shares of our common stock, shared voting power over 324,503 shares of our common stock, and shared dispositive power over 1,105,503 shares of our common stock. The address for Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94163. Wells Capital Management Incorporated, an investment adviser, has shared voting and dispositive power over 1,095,980 shares of our common stock. The address for Wells Capital Management Incorporated is 525 Market St, 10th Floor, San Francisco, CA 94105.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows, for the fiscal years ended December 31, 2016 and 2015, information regarding the compensation awarded to, earned by or paid to our named executive officers, which for 2016 consisted of:
•    H. Lawrence Webb, our Chief Executive Officer,
•     Thomas Redwitz, our Chief Investment Officer, and
•     John M. Stephens, our Chief Financial Officer.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards	Non-equity Incentive Plan Compensation(4)	All Other Compensation (5)	Total
H. Lawrence Webb Chief Executive Officer	2016	$626,923	--	$624,999	--	$741,000	$11,108	$2,004,030
	2015	$519,231	$155,000	$631,151	--	$320,000	--	$1,625,382
Thomas Redwitz Chief Investment Officer(6)	2016	$450,000	$13,120	$431,999	--	$256,880	--	$1,151,999
	2015	$467,308	$54,000	$504,409	--	$216,000	--	$1,241,717
John M. Stephens Chief Financial Officer	2016	$450,000	$13,120	$431,999	--	$256,880	$18,967	$1,170,966
 ___

(1)	Amounts paid in 2015 reflect a payroll "leap year" in which there were 27 pay periods.

(2)	Amounts reflect discretionary bonuses paid to our named executive officers for 2015 and 2016 performance, respectively.

(3)
Amounts reflect the grant date fair value of the restricted stock units, or RSUs, granted to the named executive officers, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all equity awards made to executive officers in Note 12, Stock-Based Compensation, to our consolidated audited financial statements included in our Form 10-K filed with the SEC on February 23, 2017.

(4)
Amounts shown in this column represent incentive cash bonus awards earned by our named executive officers for performance during 2015 and 2016, respectively, pursuant to our 2015 annual bonus program and 2016 annual bonus program, respectively, each under our Executive Incentive Compensation Plan.

(5)	Amounts shown in this column represent other compensation in the form of 401(k) match, cell allowance, auto allowance and toll reimbursements that were $10,000 or more in the aggregate.

(6)
Mr. Redwitz was previously our Chief Operating Officer. In connection with the resignation of Wayne Stelmar as our previous Chief Investment Officer, Mr. Redwitz resigned from his position as Chief Operating Officer of the Company and was reappointed by the Board as Chief Investment Officer as of March 13, 2017. Leonard S. Miller joined the Company as our Chief Operating Officer on March 13, 2017.

Narrative to Summary Compensation Table
Components of Compensation
The individual components of our executive compensation program consist primarily of (i) base salary, (ii) annual cash-based bonus opportunities, (iii) long-term equity incentives and (iv) retirement savings opportunities and limited other employee benefits.
2015 and 2016 Salaries
Effective upon the completion of our initial public offering in February 2014, we entered into amended and restated employment agreements with each of our named executive officers, pursuant to which the annual base salaries for Messrs. Webb and Redwitz were established at $500,000 and $450,000, respectively. Mr. Stephens became our Chief Financial Officer on June 26, 2015. We entered into an employment agreement with Mr. Stephens pursuant to which his annual base salary was established at $450,000. The terms of the employment agreements entered into by Messrs. Webb, Redwitz and Stephens are described in more detail below under “—Employment Agreements.”
We did not make any changes to the executives’ base salaries in 2015. Effective March 5, 2016, the Compensation Committee approved an increase to Mr. Webb’s salary from $500,000 to $650,000. No changes were made to the other named executive officers’ salaries in 2016.
2016 Bonuses
In 2016, each of the named executive officers participated in an annual bonus compensation program under our Executive Incentive Compensation Plan.
Under the bonus program, each named executive officer was eligible to receive a cash bonus based on achievement of a pre-established pretax income goal for 2016. In order for the executives to be eligible to receive a bonus for 2016 performance, our company had to achieve at least 75% of the target performance goal.
The 2016 target bonuses for Messrs. Webb, Redwitz and Stephens were 150%, 75%, and 75% respectively, of the executive’s 2016 annual base salary. Each was eligible to receive a bonus ranging from 50% to 200% of the executive’s target bonus, based on the following payout schedule:

Performance	% of Target Performance Goal	Payout (% of Target)
Maximum	125%	200%
Target	100%	100%
Threshold	75%	50%
< Threshold	<75%	0%

In 2016, we achieved approximately 88% of the target performance goal, resulting in the payment of 76% of each executive’s target bonus. In addition, the Compensation Committee determined, in consultation with the Chief Executive Officer and its Compensation Consultant, to pay an additional $13,120 to each of Messrs. Stephens and Redwitz due to their respective performance and contributions over the course of the 2016 year.
The following table sets forth the aggregate 2016 bonuses paid to each named executive officer:

Named Executive Officer	2016 Bonus
H. Lawrence Webb	$741,000
Thomas Redwitz	$270,000
John Stephens	$270,000

2015 Bonuses
In 2015, each of the named executive officers participated in an annual bonus compensation program under our Executive Incentive Compensation Plan which compensated the named executive officers based on achievement of a pre-established pretax income goal for 2015. In 2015, we achieved approximately 80% of the target performance goal, resulting in the payment of 80% of each executive’s target bonus. However, the 2014 named executive officers did not receive a bonus for 2014. Therefore, in consideration of the Compensation Committee’s evaluation of the overall performance and trajectory of the Company, the Compensation Committee, in consultation with its Compensation consultant, determined to award to each named executive officer a bonus equal to his 2015 target bonus. Furthermore, the Compensation Committee, based on consultation with its independent compensation consultant, concluded that Mr. Webb, as the Company’s chief executive officer, was paid compensation below market in 2015 and therefore determined to award Mr. Webb with an additional $75,000 bonus.
The following table sets forth the aggregate 2015 bonuses paid to each named executive officer:

Named Executive Officer	2015 Bonus
H. Lawrence Webb	$475,000
Thomas Redwitz	$270,000
John Stephens	$135,000*
* Pro-rated based on hire date.
Equity Compensation
The Compensation Committee approved RSU grants to each of our named executive officers with a grant date of February 29, 2016 as follows: Mr. Webb (62,189) and each of Messrs. Redwitz and Stephens (42,985), which vest in equal annual installments on each of the first, second and third anniversaries of the grant date, subject to the grantee’s continuous service with the Company. In addition, the terms of the RSU awards provided for (i) pro-rated vesting upon the executive's retirement and (ii) full vesting immediately prior to a change in control (as defined under the Company’s 2014 Long-Term Incentive Plan (the “2014 Plan”)), subject to the executive's continued employment until the change in control.
In determining the RSU awards granted in 2016, consideration was given to the form and amount of awards typically granted to executives at other public homebuilders. SBCG provided our Compensation Committee and Board with compensation information for public homebuilders and compensation data related to executives at public homebuilders which the Compensation Committee considered in making awards. The Compensation Committee granted the RSU awards using a dollar-denominated value of the award divided by the closing price per share of the Company’s common stock on February 29, 2016 (two trading days following our 2015 fiscal year-end earnings release) based on the following percentages of the each executives’ annual base salaries in effect on the date of grant:

Named Executive Officer	% of Base Salary to Determine Dollar-Denominated Value of RSUs Awards
H. Lawrence Webb	125%
Thomas Redwitz	96%
John Stephens	96%
In May 2015, the Compensation Committee approved RSU grants to each of our named executive officers as follows: Mr. Webb (43,952) and Mr. Redwitz (35,126), which were subject to cliff vesting as to 100% of the shares underlying the RSUs on March 3, 2016, subject to the grantee’s continuous employment with the Company. The Compensation Committee applied this vesting period in order to offset the lack of cash bonuses paid to any of the named executive officers for 2014. Mr. Stephens was awarded 14,318 RSUs on June 26, 2015 in connection with his hire date, subject to vesting in equal annual installments on each of the first, second, and third anniversaries of the grant date, and subject to his continuous employment with the Company.

2016 Incentive Award Plan Form of RSU Award Agreement
On July 26, 2016, the Board approved a form of RSU Agreement (the “2016 RSU Agreement”) for use under the Company’s 2016 Incentive Award Plan (the “2016 Plan”). Awards granted to executive officers in February 2017 were made under the 2016 Plan using the 2016 RSU Agreement. Unlike the terms of the RSU Awards made under the 2014 Plan, the 2016 RSU Agreement does not provide for (i) pro-rated vesting upon the executive's retirement or (ii) full vesting immediately prior to a change in control.
Equity Grant Practices
It is the Company's policy that equity grants shall generally occur on pre-established dates pursuant to our equity grant guidelines, with employee annual grants generally occurring on the later of the second full trading day after the public release of fiscal year-end earnings, or (if later) the Monday following the date the Compensation Committee approves the awards. The Compensation Committee approves annual awards for all employees. All new hire and promotion grants are also approved by the Compensation Committee. Such awards are generally made effective on the latest of (i) approval by the Compensation Committee, (ii) the employee’s date of hire/promotion or (iii) as of the first open trading day under the Company’s insider trading policy after the employee’s date of hire/promotion if such date is not open for trading under the Company’s insider trading policy, as applicable. Annual and initial awards for non-employee directors are approved by the Company’s Board of Directors, which may include automatic grants under a director compensation program or policy approved by the Board. Annual awards for directors are generally granted on the date of the applicable annual shareholder meeting. Initial awards are generally granted on the date the new director is appointed or elected to the Board, if such date is a date that is open for trading under the Company’s insider trading policy, or as of the first open trading day after the new director is appointed or elected if such date is not open for trading under the Company’s insider trading policy. Annual awards are usually granted based on a specified dollar amount, with the number of shares for each RSU grant determined by dividing the dollar amount by the closing market price of our stock on the grant date, rounded down to the nearest whole unit.
2017 Developments
In consultation with its independent compensation consultant, the Compensation Committee approved RSU grants to each of our named executive officers with a grant date of February 24, 2017 as follows: Mr. Webb (75,839), Mr. Redwitz (46,641), and Mr. Stephens (40,298), which vest in equal annual installments on each of the first, second, and third anniversaries of the grant date, subject to the grantee’s continuous service. The Compensation Committee granted the awards in compliance with our equity grant practices policy discussed above.
On March 23, 2017, also in consultation with its independent compensation consultant, the Compensation Committee made the following compensation determinations for the 2017 compensation year. The Compensation Committee approved an increase in the annual base salary for Mr. Stephens to $500,000 and for Mr. Redwitz to $550,000, effective March 18, 2017, and also approved 2017 target bonuses based on a pretax income goal for each of our named executive officers under the Company’s Executive Incentive Compensation Plan based on a percentage of the executive’s base salary as set forth below using the same payout schedule utilized for the bonuses for 2016 performance:

Named Executive Officer	% of Base Salary to Determine Target Bonus
H. Lawrence Webb	200%
Thomas Redwitz	100%
John Stephens	100%

Employment Agreements
Effective upon the completion of our initial public offering, we entered into amended and restated employment agreements with Messrs. Webb and Redwitz. Effective March 13, 2017, in connection with the resignation of Wayne Stelmar, Mr. Redwitz’s employment agreement was amended to appoint him as Chief Investment Officer. We entered into an employment agreement with Mr. Stephens on June 26, 2015. The employment agreements with Messrs. Webb, Redwitz, and Stephens each have an initial term expiring on the third anniversary of the effective date of the employment agreement. Each employment agreement provides for automatic one-year extensions after the expiration of the initial term, unless either party provides the other with at least 180 days’ prior written notice of non-renewal.
The employment agreements provide for, among other things:

•	an annual base salary of $500,000, $450,000, and $450,000 respectively, for Messrs. Webb, Redwitz, and Stephens, subject to increases approved from time to time;
•	eligibility for annual cash performance bonuses based on the satisfaction of performance goals to be established by our Compensation Committee;
•	subject to the approval of our Compensation Committee, eligibility for equity-based compensation awards on the same terms and conditions as other senior executive officers; and
•	participation in any employee benefit plans and programs that are maintained from time to time for our other officers.
The employment agreements contain customary employee non-solicitation provisions that apply during the term of the agreements and for two years after the termination of the executive’s employment. The employment agreements also contain standard confidentiality provisions that apply during the term of the agreements and after the termination of the executive’s employment.
On February 16, 2017, the employment agreements of Messrs. Webb, Stephens and Redwitz were amended to, among other things, provide that if a change in control of the Company occurs the employment agreements’ term automatically will be extended to the second anniversary of the change in control (with one-year extensions continuing thereafter). The employment agreements also provide for limited payments in the event of qualified terminations or resignations of our named executive officers. See “—Executive Compensation Arrangements Upon Certain Departures” below.
Other Elements of Compensation
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions vest ratably depending on length of service with the Company.
All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including: medical, dental and vision benefits; medical and dependent care flexible spending and health savings accounts; short-term and long-term disability insurance; and life insurance. We believe these health and welfare benefits are necessary and appropriate to provide a competitive compensation package to our named executive officers and employees generally.
During the 2016 fiscal year, certain members of management (at the director level and above), including named executive officers, are eligible for up to $1,800 in reimbursements annually for mobile phone usage and a car allowance of up to $7,200 annually. Named executive officers are also reimbursed for toll charges.
We do not maintain any defined benefit pension plans or nonqualified deferred compensation plans.

No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by us.
Executive Compensation Arrangements Upon Certain Departures
Under the employment agreements with our named executive officers, we pay the following amounts upon qualifying departures from service with us. We may terminate the employment of a named executive officer at any time with or without cause, and the executive may terminate his employment with or without good reason.
Termination for cause or resignation without good reason.
If we terminate a named executive officer’s employment for cause, or if the named executive officer resigns without good reason, the named executive officer will be entitled to receive any earned but unpaid annual base salary, any earned but unpaid prior-year bonus, reimbursement of expenses incurred prior to the date of termination, accrued vacation and any other paid-time-off and any benefits that have been earned and accrued prior to the date of termination (referred to as the “Earned Benefits”).
Termination without cause or resignation for good reason or due to disability or death.
If we terminate a named executive officer’s employment without cause or if the named executive officer terminates his employment for good reason or due to disability or death, the named executive officer will be entitled to receive the Earned Benefits. In addition we will reimburse the employer-subsidized portion of the premium under our health and dental plans for a period of 24 months, in the case of Mr. Webb, or 12 months, in the case of Messrs. Stephens and Redwitz (or until such earlier date on which they obtain substantially similar coverage).
If we terminate a named executive officer’s employment without cause or if the named executive officer terminates his employment for good reason, the named executive officer will also be entitled to receive a lump sum cash payment in an amount equal to one times or, in the case of Mr. Webb, two times the sum of (i) the named executive officer’s annual base salary, plus (ii) the highest annual bonus paid to the named executive officer during the previous three calendar years. These severance benefits will be payable only if the named executive officer signs and does not revoke a waiver and release of any claims against us. On February 16, 2017, the employment agreements of Messrs. Webb, Stephens and Redwitz were amended to add a provision pursuant to which each of Messrs. Webb, Stephens and Redwitz has the opportunity to receive his target annual cash bonus for the year in which his employment is terminated without cause or if he terminates for good reason on or within 24 months after a change in control if such amount is greater than the highest annual bonus paid to such executive during the previous three calendar years.
Prohibitions on Hedging and Pledging Company Stock
In order to avoid creating conflicts between an executive's interests and those of other stockholders, our Insider Trading Policy prohibits all covered persons, including executives, from hedging the economic risk of owning Company shares and does not allow pledging of Company stock.
Executive Stock Ownership Guidelines
In November 2016, the Compensation Committee adopted stock ownership guidelines applicable to the Chief Executive Officer and all other “executive officers” defined in accordance with Rules 3b-7 and 16a-1(f) of the Exchange Act. Under such stock ownership guidelines each executive officer must hold 100% of all “net shares” received from the vesting, delivery or exercise of equity awards granted by us until the executive beneficially owns shares of our common stock equal to six (6) times base salary, in the case of the Chief Executive Officer, and two (2) times the base salary in the case of any other executive officer (the “exec ownership threshold”). The “net shares” means those shares of common stock that remain after payment, as applicable, of (i) the exercise price of stock options or purchase price of other awards and all applicable withholding taxes, including shares sold or netted with respect thereto, and (ii) all applicable transaction costs. To determine the number of shares required to meet the exec ownership threshold, we use (1) with respect to shares of Company common stock underlying equity awards granted to the executive by the Company, the per share price that was used to value such equity awards when granted or the current market price per share, whichever is greater and (2) with respect to shares of company Common Stock otherwise acquired, the Company common stock is valued at the greater of the executive’s cost basis and the current market price per share. Each executive is expected to attain the ownership threshold within five years of becoming subject to the guidelines; provided that in the event of an increase in base salary that has the effect of increasing the exec ownership threshold, the executive shall then be required to hold 100% of such executive’s shares until such time that such increased exec ownership threshold is met and shall not be deemed to be “out of compliance” with this policy unless he or she sells shares prior to reaching such increased exec ownership threshold. Mr. Webb and Mr. Redwitz, each founders of the Company, already own shares in excess of their respective exec ownership thresholds.
Outstanding Equity Awards at Fiscal Year End
The following tables set forth summary information regarding the outstanding equity awards held by our named executive officers at December 31, 2016:

	Option Awards(1)			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested(3)
H. Lawrence Webb	227,273	$11.00	01/30/2024	62,189	$728,233
Thomas Redwitz	181,818	$11.00	01/30/2024	42,985	$503,354
John Stephens	-	-	-	52,530	$615,126
___
(1)     Each of the options in the above table vested on January 30, 2017.

(2)
20,730, 14,329, and 14,329 vested on February 28, 2017 for Messrs. Webb, Redwitz, and Stephens, respectively. All of the RSUs held by Messrs. Webb and Redwitz on December 31, 2016 vest in equal annual installments on each of the first, second and third anniversaries of February 29, 2016, subject to the grantee’s continuous service with the Company. 42,985 of the RSUs held by Mr. Stephens, vest in equal annual installments on each of the first, second and third anniversaries of February 29, 2016, subject to his continuous service with the Company and 9,545 of the RSUs held by Mr. Stephens vest in equal annual installments on each of the second and third anniversaries of June 26, 2015, subject to the grantee’s continuous service with the Company.

(3)	Based on the $11.71 per share closing price of our common stock on the NYSE on December 30, 2016 (the last trading day of fiscal 2016).

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2016, about compensation plans under which shares of our common stock may be issued to employees, consultants or non-employee directors of our Board upon exercise of options, vesting of RSUs, or under any other rights under all of our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Plans approved by stockholders	1,310,775	$11.00	815,497
Plans not approved by stockholders	-	-	-

Total	1,310,775	$11.00	815,497

(a)	Represents an aggregate of 835,786 options outstanding under the 2014 Plan plus an aggregate of 474,989 outstanding RSUs under our 2014 Plan.

(b)	Represents the weighted-average exercise price of the 835,786 outstanding options under our 2014 Plan.

(c)
Represents the aggregate number of securities remaining available for issuance under our 2014 Plan and our 2016 Plan. There are 15,497 shares remaining available for issuance under our 2014 Plan and 800,000 shares remaining available for issuance under our 2016 Plan.

COMPENSATION OF DIRECTORS
Non-Employee Director Compensation Philosophy and Program
Our Compensation Committee is responsible for the periodic review of compensation and benefits paid to non-employee directors, and the determination of the compensation of all non-employee directors is approved by our Board, following consultation with SBCG. We believe that compensation for non-employee directors should be competitive and should align the interests of our directors with our stockholders’ interests through the payment of a portion of director compensation in RSUs.
We adopted a revised non-employee director compensation program beginning with the Company’s 2016 fiscal year. Under this revised program, the non-employee directors are eligible to receive the following cash and equity compensation:

Annual Cash Retainer	$45,000
Annual Equity Grant	$60,000 in value of RSUs
Committee Cash Retainers
Audit	$20,000 (Chair); $8,500 (Other Members)
Compensation	$15,000 (Chair); $6,000 (Other Members)
Nominating	$15,000 (Chair); $6,000 (Other Members)
Executive	$15,000

Beginning with the 2017 fiscal year, each Board member who serves on the board and is re-elected as a director is granted his or her annual RSU award on the date of such annual meeting (each an “Annual Grant”). Subject to the terms and conditions of the underlying equity incentive plan and RSU Agreement, each Annual Grant vests in full on the earlier of (i) the date of the next annual meeting of the Company’s stockholders following the applicable grant date (it being understood that the Annual Grant shall vest on the date of such annual meeting whether or not the director is re-elected at such meeting, so long as the director serves through such meeting) and (ii) the first anniversary of the applicable grant date, subject in each case to continued service.
We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including without limitation travel expenses in connection with their attendance in-person at Board and committee meetings. Directors who are employees do not receive any compensation for their services as directors.
Director Stock Ownership Guidelines
     Under stock ownership guidelines established in connection with our initial public offering, further amended in March 2015 and in July 2016, each non-employee director must hold 100% of all shares received from the vesting, delivery or exercise of equity awards granted by us until the non-employee director beneficially owns shares of our common stock equal to three times the annual cash retainer payable, which, as of the current date, is $135,000 (the “ownership threshold”). We use, (i) with respect to shares underlying equity awards granted to the director by us, the share price that was used to value the equity awards when granted and (ii) with respect to shares otherwise acquired, the price at which such shares were acquired, as applicable, to determine the number of shares required to meet the ownership threshold. In addition, the shares subject to the ownership threshold requirement are net of any shares of common stock that remain after payment, as and if applicable, of (i) the exercise price of stock options or purchase price of other awards and all applicable withholding taxes, including shares sold or netted with respect thereto, and (ii) all applicable transaction costs. Each non-employee director is expected to achieve his or her threshold ownership requirement within three years of joining the Board or the third anniversary of the date of an increase in the ownership threshold. Because the ownership threshold increased in 2016, non-employee directors shall have until 2019 to meet the ownership threshold.

Non-Employee Director Compensation Table
The table below summarizes the compensation received by our non-employee directors for the year ended December 31, 2016. All of our non-employee directors were appointed to the Board effective upon the closing of our initial public offering.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	All Other Compensation(3)	Total
Sam Bakhshandehpour	$59,500	$59,999	-	$119,499
Michael Berchtold	$60,000	$59,999	$1,000	$120,999
David Berman	$45,000	$59,999	-	$104,999
Paul Heeschen	$51,000	$59,999	-	$110,999
Gregory P. Lindstrom	$66,000	$59,999	-	$125,999
Cathey S. Lowe	$71,000	$59,999	-	$130,999
Douglas C. Neff	$60,000	$59,999	-	$119,999
Nadine Watt	$45,000	$59,999	-	$104,999
William A. Witte	$68,500	$59,999	-	$128,499

(1)
The amounts shown equal the grant date fair value of the RSUs computed in accordance with FASB ASC Topic 718. Each non-employee director received an award of 5,970 RSUs on February 29, 2016 under our 2014 Plan and each subject to vesting in full on the first anniversary of their respective grant date. We provide information regarding the assumptions used to calculate the value of all equity awards made to executive officers in Note 12, Stock-Based Compensation, to our consolidated audited financial statements included in our Form 10-K filed with the SEC on February 23, 2017. The grant date fair market value of each RSU granted on February 29, 2016 was $10.05.

(2)		The following table sets forth the outstanding equity awards held by each of our non-employee directors as of December 31, 2016.
	Director		RSUs Outstanding at December 31, 2016
	Sam Bakhshandehpour	5,970
	Michael Berchtold	5,970
	David Berman	5,970
	Paul Heeschen	5,970
	Gregory P. Lindstrom	5,970
	Cathey S. Lowe	5,970
	Douglas C. Neff	5,970
	Nadine Watt	5,970
	William A. Witte	5,970
(3)		Represents a donation made by the Company to the Berchtold Family Endowed Scholarship at St. Martin’s University.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee of our Board has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accountants for the year ending December 31, 2017, and has further directed that management submit the selection of the independent registered public accountants for ratification by the stockholders at the Annual Meeting. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Stockholder ratification of the selection of Ernst & Young as our independent registered public accountants is not required by our bylaws or otherwise. However, our Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our Audit Committee determines that such a change would be in our and our stockholders’ best interests.
Board Recommendation
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2017.

AUDIT MATTERS
Audit and Related Fees
Ernst & Young provided audit, audit-related and tax services to us during the fiscal years ended December 31, 2016 and 2015 as follows:

Type of Fees	2016	2015
Audit Fees	$501,823	$519,750
Audit-Related Fees	389,000	346,000
Tax Fees	117,029	130,528
All Other Fees	1,995	2,910
Total	$1,009,847	$999,188
Audit Fees
These are fees for professional services performed by Ernst & Young for the audit of our annual financial statements, consents, comfort letters and services that are normally provided in connection with statutory and regulatory filings or engagements, including work performed in connection with the Company’s public offerings, registration statements and responding to comment letters from the SEC.
Audit-Related Fees
These are fees for and related to the audit of our unconsolidated joint ventures, which fees are paid for entirely by our unconsolidated joint ventures.

Tax Fees
These are fees for professional services performed by Ernst & Young with respect to tax compliance, tax advice and tax planning. This includes the preparation of our and our consolidated subsidiaries’ original and amended tax returns, refund claims, payment planning, tax audit assistance and tax work stemming from “Audit-Related” items. This also includes fees for preparation of original and amended tax returns, payment planning and tax audit assistance for our unconsolidated joint ventures, which fees are paid for or reimbursed by our unconsolidated joint ventures. Approximately $77,829 of the fees related to the Company’s consolidated return and filings for wholly owned subsidiaries and approximately $39,200 related to our unconsolidated joint ventures.
All Other Fees
These are fees for other permissible work performed by Ernst & Young that does not meet the above category descriptions and includes fees and expenses related to an online subscription to Ernst & Young's internal accounting literature database.
Pre-Approval Policies and Procedures
Under its charter, our Audit Committee, or the Chairman of our Audit Committee, must pre-approve all engagements of our independent registered public accounting firm. Our Audit Committee approved all audit and non-audit services in 2016 and 2015.

Audit Committee Report
Following is the report of the Audit Committee with respect to The New Home Company’s audited consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, equity and cash flows for each of the three years in the period ended December 31, 2016 and the notes thereto. The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Responsibilities.   The Audit Committee operates under a written charter adopted by the board of directors. Each member of the Audit Committee is “independent,” as required by the applicable listing standards of NYSE and the rules of the SEC. The primary role of the Audit Committee is to oversee our financial reporting process on behalf of the board of directors. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles.
Review with Management.   The Audit Committee has reviewed and discussed our audited financial statements (including the quality of our accounting principles) with management. Our management is responsible for the preparation, presentation and integrity of our financial statements.
Review and Discussions with Independent Accountants.   The Audit Committee has reviewed and discussed our audited financial statements (including the quality of the Company’s accounting principles) with Ernst & Young LLP. The Audit Committee has discussed with Ernst & Young LLP the Company's independent registered public accounting firm, the matters required to be discussed by applicable standards of the Public Accounting Oversight Board. Further, the Audit Committee reviewed Ernst & Young LLP’s Reports of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the consolidated financial statements.
The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP regarding the auditors’ independence required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from us.
Conclusion.   Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Cathey Lowe (Chairperson)
Sam Bakhshandehpour
William Witte

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transaction Policy
The Board has adopted a written Related Person Transaction Policy (the “Policy”). The purpose of the Policy is to ensure that all transactions between related persons and us, including our subsidiaries, are properly identified, reported, reviewed and approved, and disclosed in accordance with applicable law. All related person transactions entered into or proposed to be entered into must be disclosed to and approved by the Audit Committee. The Audit Committee reviews related person transactions to determine whether the transaction is in the best interest of the Company and to ensure a conflict of interest does not exist and/or that the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. The Audit Committee will also review the position with or relationship of the related person with the Company and the materiality of the transaction to the related person and the Company. The Audit Committee obtains any other information necessary to disclose such related person transaction is properly documented. If the proposed transaction involves a related person who is a member of the Audit Committee, the transaction must be approved by a majority of the disinterested members of the Audit Committee. The Company’s General Counsel is responsible for determining and disclosing all related person transactions to the Audit Committee of which she becomes aware and the Company utilizes annual questionnaires completed by directors and executive officers to aid in the identification of related person transactions.
The Audit Committee has excluded each of the following related person transactions under the Policy: (a) compensation to an executive officer or director if the compensation is required to be reported in the Company’s proxy statement pursuant to Item 402 of Regulation S-K; (b) compensation to an executive officer if such compensation would have been required to be reported under Item 402 if the executive was a “named executive officer” and such compensation has been approved by the Compensation Committee, or recommended by the Compensation Committee to the Board for approval. This exception, however, does not apply if the executive officer is also an immediate family member; or (c) transactions that are in the Company’s ordinary course of business and where the interest of the related person arises only: (i) from the related person’s position solely as a director of another corporation or organization that is a party to the transaction; or (ii) from the direct or indirect ownership by such related person and all other related persons, in the aggregate, of less than a 10% equity interest in another person (other than a partnership) which is a party to the transaction; or (iii) from both such position described in (i) and such ownership described in (ii); or (iv) from the related person’s position as a limited partner in a partnership in which the related person and all other related persons, in the aggregate, have an interest of less than 10%, and the related person is not a general partner of and does not have another position in the partnership.
Under the Policy, a related person means (i) an executive officer or director of us, or a nominee for election as a director; (ii) any person who is known to be the beneficial owner of more than 5% of our securities, (c) any immediate family member of any of the foregoing persons or shares the same household as such person, or (d) any entity that is wholly owned by or controlled by any of the foregoing persons. A “related person transaction” is a transaction or series of transactions in which we participate (whether or not we are a party) and in which a related person has a direct or indirect material interest. A transaction involving more than $120,000 is presumed to be a material transaction.
Transactions With Related Persons
Investor Rights and Registration Rights Agreements
On February 5, 2014, we entered into the Investor Rights Agreement with Messrs. Webb, Stelmar, Davis and Redwitz and the Institutional Investors. For more information on this agreement, see “Corporate Governance—Investor Rights Agreement.”
We have entered into a registration rights agreement with Messrs. Webb, Stelmar, Davis and Redwitz and the Institutional Investors with respect to the shares of our common stock that they received as part of our formation transactions. We refer to these shares collectively as the “registrable shares.” Pursuant to the registration rights agreement, we have granted the parties and their direct and indirect transferees shelf registration rights requiring us to file a shelf registration statement and to maintain the effectiveness of such registration statement so as to allow sales thereunder from time to time, and, in certain circumstances, the right to “piggy-back” the registrable shares in registration statements we might file in connection with certain future public offerings. Our obligation to cause any registration statements filed pursuant to the registration rights agreement to be declared effective or remain effective is on a reasonable best efforts basis.
Notwithstanding the foregoing, any registration is subject to cutback provisions, and we are permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”
Joint Ventures
We have entered into agreements with our unconsolidated joint ventures to provide management services related to the underlying projects. Pursuant to management agreements for each project, we receive a management fee based on each project’s revenues. During the year ended December 31, 2016, we earned $8.2 million in management fees, $0.6 million of which was included in “due from affiliates” in our consolidated balance sheets.
As of December 31, 2016, the Company had investments in certain unconsolidated joint ventures totaling $20.2 million where our joint venture partner is an affiliate of a member of our Board, as discussed below.
David Berman, one of our non-employee directors, is Executive Chairman of Tricon Capital Group Inc., an affiliate of TCN/TNHC LP (“Tricon”). Tricon owns approximately 9.2% of our common stock. Various affiliates of Tricon serve as limited partners of our joint ventures, including TNHC-TCN Santa Clarita LP (“Villa Metro”), Calabasas Village LP (“Avanti”) and Arantine Hills Holdings LP (“Bedford Ranch”), with Tricon holding 90%, 90% and 95% of the capital interest, respectively, in such ventures. Tricon’s equity and management fees in 2016 for the Villa Metro project was $0.7 million and $0.1 million, respectively. Tricon’s equity and management fees in 2016 for the Avanti project was $33.8 million and $0.2 million, respectively. Tricon’s equity and management fees in 2016 for the Bedford Ranch project was $94.6 million and $0.9 million, respectively. Our equity in these ventures was $0.2 million, $4.8 million and $5.0 million, respectively, as of December 31, 2016. Additionally, each of the joint ventures make payments to the Company for services, generally for overhead allowances, pursuant to the underlying joint venture agreements.
Douglas Neff, one of our non-employee directors, is President of IHP Capital Partners, the general partner of the manager of IHP Capital Partners VI, LLC (“IHP”). IHP owns approximately 11.6% of our common stock. An affiliate of IHP has a 63% capital interest in TNHC Meridian Investors, which in turn has a 32% capital interest in the TNHC Newport joint venture. Under the terms of the TNHC Meridian Investors joint venture agreement, after the return of certain preference amounts, capital contributions and cost overruns/profit shortfalls to the joint venture partners, we are entitled to receive distributions from the joint venture equal to our economic interest. As of December 31, 2016, our equity in TNHC Meridian Investors was $0.3 million. IHP’s equity and management fees in 2016 for the TNHC Meridian Investors joint venture was $0.5 million and $0, respectively. An affiliate of IHP also has a 65% capital interest in TNHC Russell Ranch, one of our other joint ventures, in which our equity as of December 31, 2016 was approximately $9.9 million. IHP’s equity and management fees in 2016 for the TNHC Russell Ranch joint venture was $18.4 million and $0.1 million, respectively. Additionally, our joint ventures with IHP make payments to the Company for services, generally for overhead allowances, pursuant to the underlying joint venture agreements.
Other Related Person Transactions
In connection with his retirement, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Stelmar, a current Board member and member of our executive committee and former Chief Investment Officer, pursuant to which Mr. Stelmar serves as a consultant to the Company for an initial one-year term that commenced on February 17, 2017. Under the Consulting Agreement, Mr. Stelmar recevies the following payments and benefits: (i) a monthly consulting fee of $16,800; (ii) continued vesting of each outstanding unvested Company equity award held by Mr.

Stelmar as of the Effective Date (a “Pre-Consulting Equity Award”) in accordance with the terms and conditions of such award existing prior to Mr. Stelmar’s retirement (based on Mr. Stelmar’s continued provision of consulting services thereafter rather than continued employment); and (iii) up to 12 months’ Company-subsidized benefits coverage for Mr. Stelmar and his eligible dependents (“COBRA Coverage”). The Consulting Agreement also requires the continued compliance with the restrictive covenants in Mr. Stelmar’s employment agreement. In the event that the Consulting Agreement and Mr. Stelmar’s consulting services are terminated by the Company without cause, Mr. Stelmar will receive the following, subject to his timely execution and non-revocation of a general release of claims: (i) a lump-sum payment of any remaining portion of Mr. Stelmar’s consulting fee (had he remained a consultant through the one-year consulting period); (ii) continued COBRA Coverage that would have been payable for the remainder of the one-year consulting period; and (iii) each Pre-Consulting Equity Award will accelerate and vest in full (to the extent then-unvested). In addition, if the Consulting Agreement and Mr. Stelmar’s consulting services are terminated by the Company at the end of the initial one-year term due to the Company’s decision not to renew the agreement, then each Pre-Consulting Equity Award will accelerate and vest in full (to the extent then-unvested). In connection with his continuing board service as a non-employee board member, as of the date of his retirement, Mr. Stelmar is compensated for such board service pursuant to and in accordance with the Company’s Non-Employee Director Compensation Program described under “Compensation of Directors—Non-Employee Director Compensation Philosophy and Program.”
TL Fab LP, an entity in which Paul Heeschen, one of our non-employee directors, owns an indirect majority equity interest (but is not an employee), was engaged by us and some of our unconsolidated joint ventures as a trade contractor to provide metal fabrication services during 2016 and currently. We incurred approximately $321,000 and our unconsolidated joint ventures incurred approximately $613,000, respectively, for these services for the year ended December 31, 2016. We and certain of our unconsolidated joint ventures are likely to continue to engage TL Fab for additional services in 2017 as long as their bids are competitive. Since the beginning of the fiscal year through the end of February 2017, the Company has paid approximately $36,000 to TL Fab LP and no payments have been made by our unconsolidated joint ventures.
John Neff, the son of one of our non-employee directors, Douglas C. Neff, is employed by the Company as a Land Acquisition Manager. During the year ended December 31, 2016, the Company compensated John Neff with approximately $150,000 in cash, including base salary and bonus, and $7,500 of RSUs which vest ratably over three years with vesting subject to continued service (using the grant date fair value of the RSUs as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all equity awards in Note 12, Stock-Based Compensation, to our consolidated audited financial statements included in our Form 10-K filed with the SEC on February 23, 2017). In addition, John Neff participates in the Company’s general welfare plans, including health benefits, retirement savings opportunities and limited other employee benefits.
The GDR Group is an information technology services consulting firm that provides the Company with support for its IT Helpdesk, onsite support services, remote systems administration, network infrastructure design and implementation and network security services. In 2016, the Company paid the GDR Group approximately $935,000. Two of GDR Group’s principals, Ellen Dorse and Randy Redwitz, are the siblings of Thomas Redwitz, our Chief Investment Officer. Mr. Redwitz receives no direct or indirect compensation from the GDR Group for the services it provides to the Company. We believe the terms of the services provided by the GDR Group are no less favorable to us than those that would be available to us in a comparable transaction in arms-length dealings with an unrelated third party. Since the beginning of the fiscal year through the end of February 2017, the Company has paid GDR Group approximately $94,000.
Joan Marcus-Colvin is an employee of the Company as our Chief Marketing Officer, who reports to our Chief Investment Officer, Thomas Redwitz. Ms. Marcus-Colvin shares a household with H. Lawrence Webb. During the year ended December 31, 2016, the Company compensated Ms. Marcus-Colvin with approximately $357,000 in cash, including base salary and bonus, and $96,000 of RSUs which vest ratably over three years with vesting subject to continued service (using the grant date fair value of the RSUs as computed in accordance with Financial Accounting Standards Board

Accounting Standards Codification Topic 718, or ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all equity awards in Note 12, Stock-Based Compensation, to our consolidated audited financial statements included in our Form 10-K filed with the SEC on February 23, 2017). In addition, Ms. Marcus-Colvin participates in the Company’s general welfare plans, including health benefits, retirement savings opportunities and limited other employee benefits. In addition to being reviewed, ratified and approved by the Audit Committee, Ms. Marcus-Colvin's compensation is recommended by Thomas Redwitz and approved by a sub-committee of the Compensation Committee comprised of Messrs. Lindstrom and Witte.

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
Based solely on our review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required, we believe that all executive officers, directors and greater than ten percent beneficial owners during the fiscal year ended December 31, 2016 complied with the reporting requirements of Section 16(a).
Stockholder Proposals and Nominations
Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next Annual Meeting of stockholders. To be eligible for inclusion in the 2018 proxy statement, your proposal must be received by us no later than November 30, 2017 and must otherwise comply with Rule 14a-8. While our Board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2018 Annual Meeting that will not be included in our proxy statement, you must notify us in writing and such notice must be received by us prior to the close of business at the principal executive offices of the Company, The New Home Company Inc., c/o Secretary, 85 Enterprise, Suite 450, Aliso Viejo, CA 92656, no earlier than November 30, 2017 and no later than December 30, 2017, unless our 2018 Annual Meeting is more than 30 days before or after the anniversary of our 2017 Annual Meeting, in which case the notice must be delivered not more than 120 days before, and no later than the 90th day prior to the 2018 Annual Meeting or, the 10th day following the day on which public disclosure of the date of the 2017 Annual Meeting was first made. For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our bylaws and the nomination or proposal must contain the specific information required by our bylaws. You may write to our Secretary at 85 Enterprise, Suite 450, Aliso Viejo, CA 92656 to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our bylaws.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
In accordance with the rules and regulations adopted by the SEC, we have elected to provide access to our proxy materials to our stockholders via the internet. Accordingly, a notice of internet availability of proxy materials has been mailed to our stockholders. Stockholders have the ability to access the proxy materials at www.proxyvote.com, or request that a printed set of the proxy materials be sent to them, by following the instructions set forth on the Notice mailed to them. Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy materials. This means that only one copy of our proxy materials or the Notice, as applicable, may have been sent to multiple stockholders in the same house. We will promptly deliver a separate Notice and, if requested, a separate proxy statement and annual report, to each stockholder that makes a request using the procedure set forth on the Notice. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications, or would like additional copies of materials, may contact the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717, or at 1-800-579-1639, or at sendmaterial@proxyvote.com.
Where You Can Find More Information
The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Exchange Act. We make available free of charge on or through our Internet website, in the “Investors” section of our website at http://www.NWHM.com., our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC's Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.
WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2016 ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT 85 ENTERPRISE, SUITE 450, ALISO VIEJO, CA 92656, OR BY EMAIL AT INVESTORRELATIONS@NWHM.COM.
Incorporation by Reference
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by us under those statutes, the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, references to our website in this proxy statement are not intended to function as hyperlinks and information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.
 Forward-Looking Statements
This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016 and in our subsequent periodic reports on Form 10-Q and our current reports on Form 8-K.
Other Business
As of the date of this proxy statement, our Board knows of no other business that will be presented for consideration at the Annual Meeting. If other proper matters are presented at the Annual Meeting, however, it is the intention of the proxy holders named in the Company’s form of proxy to vote the proxies held by them in accordance with their best judgment.

By Order of our Board

/s/ Miek Harbur
Miek Harbur
Corporate Secretary

Aliso Viejo, CA
March 30, 2017

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E24390-P90337 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THE NEW HOME COMPANY INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) H. Lawrence Webb 02) Paul Heeschen 03) Cathey S. Lowe 04) William A. Witte

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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E24391-P90337

THE NEW HOME COMPANY INC.
2017 Annual Meeting of Stockholders
May 15, 2017 8:30 AM local time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints H. Lawrence Webb and John M. Stephens, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of The New Home Company Inc. Common Stock which the undersigned is entitled to vote, and in their discretion to vote upon such other business as may properly come before the 2017 Annual Meeting of Stockholders of the Company on May 15, 2017 to be held at The Renaissance Aliso Viejo Hotel, 50 Enterprise, Aliso Viejo, CA 92656 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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